Exhibit 16


[VIRCHOW KRAUSE & COMPANY LETTERHEAD]


June 30, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated May 5, 2004, of Century Controls International, Inc. and are in agreement with the statements contained in the paragraphs on page therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                              /s/ Virchow, Krause & Company, LLP